Caroline Savings Bank
               Proxy Solicited on Behalf of the Board of Directors



         The undersigned hereby appoints Wayne V. Allen, Arthur J. Martin and Clyde M. Flagg, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at a Special Meeting of Shareholders of Caroline Bank of Virginia ("Caroline") to be held at the Gathering Place, 17486 Center Drive, Ruther Glen, Virginia, on February 8, 1999 at 2:00 p.m., local time, or any adjournments thereof, for the following purposes:


         1. To approve the Agreement and Plan of Reorganization, dated as of September 15, 1999, by and between Caroline and Virginia Commonwealth Financial Corporation ("Virginia Commonwealth"), and a related Share Exchange, which provides for the affiliation of Carolina and Virginia Commonwealth resulting in Caroline becoming a wholly-owned subsidiary of Virginia Commonwealth. The Reorganization Agreement is enclosed with the accompanying Proxy Statement as Appendix A.

                  [    ]  FOR           [    ]  AGAINST        [    ]  ABSTAIN

         2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

                  [    ]  FOR           [    ]  AGAINST        [    ]  ABSTAIN

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.

------------------------------                 -------------------------
         Printed Name                                  Signature


                                               -------------------------
                                                       Signature


                                               Dated:  _____________, 2000


                                               (If signing as Attorney,
                                               Administrator, Executor, Guardian
                                               or Trustee, please add your title
                                               as such.)

                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY